Exhibit 99.1

Applied DNA Sciences, Inc. Announces Closing of $12.0 Million Public Offering and
Partial Exercise of Over-Allotment Option

Stony Brook, NY, April 1, 2015 -- Applied DNA Sciences, Inc.(NASDAQ: APDN; APDNW) (Twitter: @APDN), a provider of DNA-based anti-counterfeiting technology supply chain and product authentication solutions, announced the closing of its underwritten public offering of 4,011,000 shares of common stock and warrants to purchase up to an aggregate of 1,604,400 shares of common stock, at a combined offering price of $3.00, including 191,000 shares and 76,400 warrants sold pursuant to the partial exercise of the underwriters’ over-allotment option. The warrants have a per share exercise price of $3.50, are exercisable immediately, and expire on November 20, 2019. The gross proceeds to the Company from this offering, including the partial exercise of the over-allotment option but before deducting the underwriting discount and commissions and offering expenses, is $12.0 million.

The Company intends to use the net proceeds from the offering for general corporate purposes, including working capital, capital expenditures, business development and research and development and acquisitions of new technologies or businesses.

The underwriters still have a 45 day option to purchase up to an additional 382,000 shares of common stock and 152,800 warrants, to cover additional over-allotments, if any.

Maxim Group LLC acted as the Sole Book Running Manager and The Benchmark Company acted as Co-Manager in the offering.

A registration statement on Form S-3 relating to these securities was declared effective by the Securities and Exchange Commission on March 10, 2015. The offering of these securities was made only by means of a written prospectus and prospectus supplement forming part of the registration statement. Copies of the final prospectus relating to this offering may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174 or via telephone at 212-895-3745.  The final prospectus relating to the offering is also available on the SEC's website at http://www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Applied DNA Sciences

We make life real and safe by providing botanical-DNA based security and authentication solutions and services that can help protect products, brands, entire supply chains, and intellectual property of companies, governments and consumers from theft, counterfeiting, fraud and diversion. SigNature® DNA describes the platform ingredient that is at the heart of all of our security and authentication solutions. SigNature DNA is at the core of a family of uncopyable products such as DNAnet® , our anti-theft product, SigNature® T, targeted toward textiles, and digitalDNA® , providing powerful track and trace. All provide a forensic chain of evidence and can be used to prosecute perpetrators.

Applied DNA Sciences common stock is listed on NASDAQ under the symbol APDN, and its warrants are listed under the symbol APDNW.

Forward Looking Statements

The statements made by APDN in this press release may be “forward-looking” in nature within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements describe APDN’s future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of APDN. Actual results could differ materially from those projected due to our short operating history, limited financial resources, limited market acceptance, market competition and various other factors detailed from time to time in APDN’s SEC reports and filings, including our Annual Report on Form 10-K filed on December 15, 2014, as amended on March 6, 2015, and our subsequent quarterly report on Form 10-Q filed on February 9, 2015 which are available at www.sec.gov. APDN undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events, unless otherwise required by law.

investor contact: Debbie Bailey, 631-240-8817, debbie.bailey@adnas.com media contact: Enrique Briz, Dian Griesel Int’l., 212-825-3210; ebriz@dgicomm.com web: www.adnas.com

twitter: @APDN